UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2008

INTERNET BRANDS, INC.

(Exact name of registrant as specified in this charter)

Delaware	001-33797	95-4711621
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

909 North Sepulveda Blvd., 11th Floor, El Segundo, CA  90245

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, including area code:  (310) 280-4000

Not applicable

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement

On October 7, 2008 (the “Closing Date”), Internet Brands, Inc. (“Internet Brands”) together with its domestic wholly-owned subsidiaries (together with Internet Brands, the “Loan Parties”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Silicon Valley Bank (“SVB”) pursuant to which the Loan Parties will receive up to a $35,000,000 revolving line of credit which will mature on October 7, 2012.  The interest to be paid on the portion of the credit facility which is used will be based upon LIBOR or the prime rate plus a spread based on the ratio of debt to adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”).  Interest will also be paid on the unused portion of the revolving line of credit.  In addition, the obligations under the Loan and Security Agreement are secured by a lien on substantially all of the assets of the Loan Parties.

The Loan and Security Agreement contains customary representations and warranties, events of default, affirmative covenants and negative covenants (which impose restrictions and limitations on, among other things, dividends, investments, asset sales and the ability of the Loan Parties to incur additional debt and liens) that, among other things require the Loan Parties to maintain a minimum “adjusted quick ratio” and a minimum quarterly EBITDA (as such terms are defined in the Loan and Security Agreement).

A copy of the Loan and Security Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.  The description above of the Loan and Security Agreement is qualified in its entirety by the complete text of the Loan and Security Agreement.

Internet Brands plans to use the credit facility for future acquisitions and anticipates that it will not draw on the facility in 2008.

Item 9.01—Financial Statements and Exhibits.

(d)              Exhibits

10.1                           Loan and Security Agreement dated as of October 7, 2008 by and between Internet Brands, Inc., a Delaware corporation, Autodata, Inc., Autodata Solutions, Inc., CarsDirect Mortgage Services, Inc., CD1Financial.com, LLC, Internet Media Solutions, Inc., and LoanApp, Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2008	INTERNET BRANDS, INC.

	By:	/s/ Robert N. Brisco
Robert N. Brisco
Chief Executive Officer

EXHIBIT INDEX

10.1                           Loan and Security Agreement, dated as of October 7, 2008 by and among Internet Brands, Inc., a Delaware corporation, Autodata, Inc., Autodata Solutions, Inc., CarsDirect Mortgage Services, Inc., CD1Financial.com, LLC, Internet Media Solutions, Inc., and LoanApp, Inc. and Silicon Valley Bank.